UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

January 9 , 2006

Commission File Number	Exact Name of Registrant as Specified in Charter; State of Incorporation; Address and Telephone Number	IRS Employer Identification Number
1-14756	Ameren Corporation (Missouri Corporation) 1901 Chouteau Avenue St. Louis, Missouri 63103 (314) 621-3222	43-1723446
1-2967	Union Electric Company (Missouri Corporation) 1901 Chouteau Avenue St. Louis, Missouri 63103 (314) 621-3222	43-0559760
1-3672	Central Illinois Public Service Company (Illinois Corporation) 607 East Adams Street Springfield, Illinois 62739 (217) 523-3600	37-0211380
333-56594	Ameren Energy Generating Company (Illinois Corporation) 1901 Chouteau Avenue St. Louis, Missouri 63103 (314) 621-3222	37-1395586

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 - REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 Entry into a Material Definitive Agreement.

Reference is made to Note 3 - Rate and Regulatory Matters and Note 8 - Related Party Transactions to financial statements under Part I, Item 1, and Outlook under Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations, in the Form 10-Q for the quarterly period ended September 30, 2005, of registrant Ameren Corporation (“Ameren”) and its registrant subsidiaries, Union Electric Company, doing business as AmerenUE (“UE”), Central Illinois Public Service Company, doing business as AmerenCIPS (“CIPS”), and Ameren Energy Generating Company (“Genco”) for a discussion of an amendment to the joint dispatch agreement among UE, CIPS and Genco which was required by the order issued by the Missouri Public Service Commission (“MoPSC”) approving UE’s transfer of its Illinois electric and natural gas service territory to CIPS. The joint dispatch agreement as amended effective May 1, 2000 (“First Amended JDA”) (filed as Exhibit 10.4 in File No. 333-56594), under which UE and Genco jointly dispatch electric generation, provides each affiliate the option to serve its load requirements from its own generation first and then to allow access to any available remaining generation to its affiliate at incremental cost. Any excess generation not used by UE or Genco to serve load requirements is sold to third parties on a short-term basis. Under the provisions of the First Amended JDA, the margins or profits from third party sales were required to be allocated between UE and Genco using the ratio of each company’s load requirements to the companies’ combined load regardless of which company sourced the power. The order of the MoPSC referred to above required an amendment to the First Amended JDA to provide that margins on third party short-term power sales be allocated between UE and Genco based on generation output and not on load requirements.

In compliance with the MoPSC order, UE, CIPS and Genco on January 9, 2006 entered into an amendment to the First Amended JDA to effectuate the change required by the MoPSC. This amendment, referred to as the Second Amendment to the Joint Dispatch Agreement (“Second Amended JDA”), provided that it was effective January 10, 2006, subject to acceptance and approval by the Federal Energy Regulatory Commission (“FERC”). A copy of the text of the Second Amended JDA is included as Exhibit 10.1. UE, CIPS and Genco filed their joint request for acceptance and approval of the amendment with the FERC on January 9, 2006. The registrants are unable to predict the action that the FERC will take in response to the Second Amended JDA.

The change reflected in the Second Amended JDA would affect the allocation between Genco and UE of margins on excess generation sold. Based on operating performance for 2005, such change would likely have resulted in a transfer of electric margins from Genco to UE of $35 to $45 million based on certain assumptions and historical results. The ultimate impact of the amendment will be determined by future native load demand, the availability of electric generation from UE and Genco and market prices, among other things, but such impact could be material. Ameren’s earnings could be affected if electric rates for UE are adjusted by the MoPSC to reflect the provisions of the MoPSC order discussed above, including the Second Amended JDA, and/or other changes to the joint dispatch agreement.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number:  Title:

10.1	Second Amendment to the Joint Dispatch Agreement among UE, CIPS and Genco dated January 9, 2006

      This combined Form 8-K is being filed separately by Ameren Corporation, Union Electric Company, Central Illinois Public Service Company and Ameren Energy Generating Company, (each a “registrant”). Information contained herein relating to any individual registrant has been filed by such registrant on its own behalf. No registrant makes any representation as to information relating to any other registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized. The signature for each undersigned company shall be deemed to relate only to matters having reference to such company or its subsidiaries.

AMEREN CORPORATION (Registrant)

/s/ Martin J. Lyons
Martin J. Lyons
Vice President and Controller (Principal Accounting Officer)

UNION ELECTRIC COMPANY (Registrant)

/s/ Martin J. Lyons
Martin J. Lyons
Vice President and Controller (Principal Accounting Officer)

CENTRAL ILLINOIS PUBLIC SERVICE COMPANY (Registrant)

/s/ Martin J. Lyons
Martin J. Lyons
Vice President and Controller (Principal Accounting Officer)

AMEREN ENERGY GENERATING COMPANY (Registrant)

/s/ Martin J. Lyons
Martin J. Lyons
Vice President and Controller (Principal Accounting Officer)

Date: January 13, 2006

Exhibit Index

Exhibit Number:  Title:

10.1	Second Amendment to the Joint Dispatch Agreement among UE, CIPS and Genco dated January 9, 2006